Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post Effective Amendment No. 1 to the Registration Statement on Form S-4 of Kinder Morgan, Inc. (formerly known as Kinder Morgan Holdco LLC) of our report dated February 22, 2012 relating to the financial statements of Kinder Morgan, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 24, 2012